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                         [DAISYTEK INTERNATIONAL LOGO]



                              For Immediate Release

CONTACTS:  JIM POWELL                    CRAIG MCDANIEL, APR
           President and CEO             Michael A. Burns & Associates
           Daisytek International        (214) 521-8596 or (214) 616-7186 mobile
           (972) 881-4700                cmcdaniel@mbapr.com
           jpowell@daisytek.com

                   DAISYTEK INTERNATIONAL EXPANDS TO ARGENTINA
           Company acquires major wholesale distributor of IT supplies

ALLEN, TEXAS (JAN. 9, 2001) - Daisytek International Corporation (Nasdaq: DZTK), a $1.2 billion leader in the wholesale distribution of computer and office supplies, acquired the capital stock of Etertin y CIA, S.A. in Buenos Aires, closing the deal Dec. 22, 2000, with an effective date of Oct. 1, 2000.

         "This transaction is consistent with our strategy to expand into high-growth markets via the acquisition of major players in those markets. We will continue to pursue strategic opportunities such as Etertin as we extend our international in-country presence," said Jim Powell, Daisytek's president and CEO. "We expect this acquisition to be at least 2 cents EPS accretive in fiscal year 2002."

         Etertin is one of Argentina's largest distributors of computer supplies and accessories from leading manufacturers including Hewlett-Packard, Canon, Epson, Nashua and Xerox.

         "Etertin is an excellent company and great fit for Daisytek. It has been doing business in the growing Argentinean market for more than 25 years and has an excellent management team that will continue to help build the business throughout Argentina," said Peter D. Wharf, executive vice president of worldwide supplies. "Etertin's revenues will be entirely additive, because they have not been a customer of Daisytek's Miami branch."

         International markets represent more than 25 percent of Daisytek's overall sales of about $1.2 billion. The company's international strategy began with its expansion into Canada in 1989. Since then, Daisytek has opened operations in Mexico, Australia and Miami (to serve Latin America). Daisytek's international operations had growth for the fourth quarter of fiscal 2000 more than 25 percent compared to the same period last year.


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         ABOUT DAISYTEK

Daisytek is a leading distributor of computer supplies, office products, and tape and film media. Serving customers in more than 50 countries, Daisytek distributes almost 20,000 products from more than 150 manufacturers. Daisytek is headquartered in Allen, Texas, and maintains sales and distribution centers in the United States, Australia, Canada and Mexico. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved. This news release and more information about Daisytek are available at www.daisytek.com.



The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather reflect our current expectations concerning future results and events. Forward-looking statements relating to such matters as our financial condition and operations are based on our management's current intent, belief or expectations regarding our industry or us. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Certain factors, including but not limited to, general economic conditions, industry trends, the loss of key suppliers or customers, the loss of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties, exchange rate fluctuations, and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward looking statements. There may be additional risks that we do not currently view as material or that are not presently known.

A description of these factors, as well as other factors which could affect the Daisytek business, is set forth in Daisytek's 10-K for the fiscal year ended March 31, 2000.

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